EXHIBIT (j)(3)

                          INDEPENDENT AUDITORS CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 73 to the Registration Statement (1933 Act File No. 02-90946) on Form N-1A of Eaton Vance Mutual Funds Trust of our reports each dated December 8, 2000 of High Income Portfolio and Eaton Vance High Income Fund (the "Fund") included in the October 31, 2000 Annual Report to Shareholders of the Fund. We consent to the incorporation by reference in this Post-Effective Amendment No. 73 of our report dated December 8, 2000 relating to the financial statements of High ncome Portfolio, which appears in the statements of additional information of Eaton Vance Floating-Rate High Income Fund and Eaton Vance Strategic Income Fund.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information of the Registration Statement.


                                  /s/ Deloitte & Touche LLP
                                  -------------------------
                                  DELOITTE & TOUCHE LLP

February 26, 2001
Boston, Massachusetts